UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2016

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, the Board of Directors (the “Board”) of AMAG Pharmaceuticals, Inc. (the “Company”) voted to increase the size of the Board to nine members and elected Brian P. Kelley to its Board, effective immediately, to serve as an independent director.

At the time of this disclosure, Mr. Kelley was not named to any committees of the Board and no committee assignments are contemplated at this time. There are no family relationships between Mr. Kelley and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as a non-employee director, Mr. Kelley was granted a non-qualified option to purchase 6,000 shares of the Company’s common stock under the terms and conditions of the Company’s Third Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), at an exercise price equal to the per share fair market value of the Company’s common stock on the date of grant. The foregoing stock option has a ten-year term and will vest in equal monthly installments over a two-year period, for so long as Mr. Kelley continues to serve as a director of the Company.

In addition, Mr. Kelley was granted a non-qualified option under the Company’s 2007 Plan to purchase 2,739 shares of the Company’s common stock at an exercise price equal to the per share fair market value of the Company’s common stock on the date of grant. The foregoing stock option has a ten-year term and will vest in five equal monthly installments beginning on January 1, 2017 and continuing through May 1, 2017. Further, Mr. Kelley was granted restricted stock units under the Company’s 2007 Plan covering 1,026 shares of the Company’s common stock, which will vest in five equal monthly installments beginning on January 1, 2017 and continuing through May 1, 2017, provided that delivery of any vested shares of common stock underlying the foregoing restricted stock units shall be deferred until the earlier of (i) the first anniversary of the date of grant and (ii) as soon as practicable (but not later than 90 days) following the date of termination of service, provided that such termination constitutes a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1(h). The grants made to Mr. Kelley described in this paragraph reflect the pro-rated portion of the annual grants that would have otherwise been made under the terms of the Company’s Non-Employee Director Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Mr. Kelley will be entitled to all other applicable compensation described in the Company’s Non-Employee Director Compensation Policy as described starting on page 26 of the Proxy Statement for the Company’s 2016 annual meeting of stockholders. The Company has entered into an indemnification agreement with Mr. Kelley in substantially the same form entered into with the other members of the Company’s Board.

The Company is filing this Form 8-K pursuant to Item 5.02(d). A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby furnishes the following exhibit:

99.1 Press release dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio General Counsel and Senior Vice President of Legal Affairs

Date: December 22, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 21, 2016.